UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2019
DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
EXPLANATORY NOTE
As previously reported, on November 20, 2019 (the “Closing Date”), Daré Bioscience, Inc. (“Daré”) completed its acquisition of Microchips Biotech, Inc. (“Microchips”). This Amendment No. 1 to Current Report on Form 8-K/A (this "Amendment") is being filed solely for the purpose of amending and supplementing Item 9.01 of the Current Report on Form 8-K originally filed by Daré with the Securities and Exchange Commission ("SEC") on November 21, 2019 (the "Original Form 8-K") in connection with such acquisition. All other items in the Original Form 8-K remain the same and are hereby incorporated by reference into this Amendment.

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
An audited statement of assets acquired and liabilities assumed as of November 20, 2019 with respect to the acquisition of Microchips is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Pursuant to a letter dated December 17, 2019 from the SEC’s Division of Corporation Finance (the “Division”), based on information Daré provided to the Division, the Division notified Daré that it will permit the substitution of an audited statement of assets acquired and liabilities assumed at fair value for the full financial statements of Microchips required by Rule 8-04 of Regulation S-X.

(b) Pro forma financial information.
The information contained in Item 9.01(a) is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Audited Statement of Assets Acquired and Liabilities Assumed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.
Dated: January 30, 2020	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer